UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )
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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12
BALLY TOTAL FITNESS HOLDING CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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SEC 1913 (11-01)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.
Attached hereto is a press release issued by Bally on January 23, 2006.
Important Additional Information Filed with the SEC
Bally filed a definitive proxy statement with the SEC on December 27, 2005, as amended on January 9, 2006 and January 13, 2006. The proxy statement was mailed to Bally stockholders on December 28, 2005. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT BALLY. Investors and stockholders are able to obtain free copies of the Proxy Statement and other documents filed with the Securities and Exchange Commission (the “SEC”) by Bally through the web site maintained by the SEC at www.sec.gov. In addition, investors and stockholders are able to obtain free copies of the Proxy Statement and other documents filed with the SEC by Bally by directing a request to Bally Total Fitness Holding Corporation, 8700 West Bryn Mawr Avenue, Chicago, Illinois 60631, Attention: Investor Relations: Proxy Request.
LISTING OF PERSONS WHO MAY BE DEEMED “PARTICIPANTS” IN THE SOLICITATION AND CERTAIN INFORMATION CONCERNING SUCH PERSONS IS SET FORTH IN THE COMPANY’S DEFINITIVE PROXY STATEMENT DATED DECEMBER 27, 2005, AS AMENDED ON JANUARY 9, 2006 AND JANUARY 13, 2006, WHICH MAY BE OBTAINED THROUGH THE WEB SITE MAINTAINED BY THE SEC AT www.sec.gov.

Contact:	BALLY TOTAL FITNESS
8700 West Bryn Mawr Avenue
Chicago, IL 60631
www.ballyfitness.com
Investors: Janine Warell, (773) 864-6897
Media: Matt Messinger, (773) 864-6850
Additional Investor Contacts:
Jeanne Carr/Dan Burch of MacKenzie Partners
(212) 929-5748
(212) 929-5916
FOR IMMEDIATE RELEASE
GLASS LEWIS, LEADING PROXY ADVISORY FIRM, RECOMMENDS SHAREHOLDERS VOTE IN FAVOR OF KEY BALLY PROXY PROPOSALS INCLUDING COMPENSATION PLAN AND SLATE OF DIRECTORS; REJECTS LIBERATION’S SHAREHOLDER PROPOSALS
Recommends Shareholders Support Bally’s Board Slate including Eric Langshur; Third Advisory Firm to Reject Liberation’s Proposal to Oust CEO
CHICAGO, January 23, 2006 - Bally Total Fitness (NYSE: BFT), the nation’s leader in health and fitness, announced today that Glass Lewis & Co., LLC, a leading proxy advisory firm, has recommended that Bally shareholders vote in favor of the Company’s key proxy proposals, including its board nominees and proposed 2006 Omnibus Equity Compensation Plan. Bally’s board slate includes two candidates also nominated by Pardus Capital Management, a dissident hedge fund, plus Eric Langshur, the current chairman of Bally’s Audit Committee. Glass Lewis also recommended that Bally shareholders reject all stockholder proposals put forth by Liberation Investment Group, another dissident hedge fund led by a disgruntled former employee consultant to the Company.
Says the report, “...in our opinion, the Dissident’s arguments fall short given their failure to advance an alternative plan for Bally. As such, investors must assume that the Dissidents believe that management’s new plan is the best growth alternative for the Company at this time. Considering the Dissident’s admission that they are ‘investors, not operators’ of companies, it would seem clear that faced with the uncertainty of not having a chief executive, the current management team is the best choice for shareholders.”
Regarding the director nominees, the report notes,“...on balance, Mr. Langshur’s knowledge with respect to Bally’s financial reporting travails will likely prove more beneficial to shareholders than Mr. Kornstein’s admittedly strong banking expertise. In particular, in light of the potential sale of the Company, we believe Mr. Langshur’s intimate knowledge of Bally’s financial statements would prove invaluable during due diligence with a potential acquirer or strategic investor.”
Commenting on the Glass Lewis recommendations, John W. Rogers, Jr., Lead Director of Bally’s Board, said, “We are very pleased that Glass Lewis has asked shareholders to support Bally’s director slate which includes Eric Langshur. Eric joined the Bally Board in December 2004, and quickly took on a key leadership role on the Audit Committee, which he has effectively led for the last six months and now Chairs. Eric has been immensely helpful to the Company and its finance team, having led them successfully through the arduous financial restatement process and helped restore integrity to the financial reporting process at Bally. We are also pleased that all three major proxy advisory firms have rejected Liberation’s proposals in recent days, including Glass Lewis, ISS and Proxy Governance, Inc.”
The recommendations by Glass Lewis followed Bally’s participation in a January 20 “Proxy Talk” presentation, in which Paul Toback, Bally’s Chairman and CEO, Marc Bassewitz, General Counsel, and Adam Metz, one of Bally’s outside Directors, made the case for Bally’s proposals.
Bally’s presentation followed earlier comments from Emanuel Pearlman and Nicole Jacoby of Liberation and one of Liberation’s attorneys. During each presentation, Glass Lewis asked questions they had prepared, as well as those submitted from their institutional investor clients.
“We were pleased with the opportunity to juxtapose Bally’s presentation of substance and results with that of one of its dissidents, who clearly has no plan for the Company. We are even more gratified at the subsequent recommendations made by Glass Lewis, a truly independent third party whose unbiased analysis carries significant weight with institutional investors. On behalf of all Bally shareholders, we thank them for their efforts in providing an effective forum for investors to sort through the rhetoric about Bally Total Fitness,” said Paul A. Toback, Chairman and CEO of Bally.
Bally urges shareholders to vote for the Bally nominees by signing, dating and returning the WHITE proxy card. Shareholders with questions or in need of assistance in voting their shares should contact Bally’s proxy solicitor, MacKenzie Partners, toll-free at 800-322-2885 or collect at 212-929-5500.
About Bally Total Fitness
Bally Total Fitness is the largest and only nationwide commercial operator of fitness centers in the U.S., with nearly 440 facilities located in 29 states, Mexico, Canada, Korea, China and the Caribbean under the Bally Total Fitness(R), Crunch Fitness(SM), Gorilla Sports(SM), Pinnacle Fitness(R), Bally Sports Clubs(R) and Sports Clubs of Canada (R) brands. Bally offers a unique platform for distribution of a wide range of products and services targeted to active, fitness-conscious adult consumers.
About Glass Lewis & Co., LLC
Glass Lewis is a leading investment research and proxy advisory firm focused focused on helping institutional investors make more informed investment and proxy voting decisions by identifying business, legal, fiduciary and financial statement risks at more than 7,000 companies worldwide.

Forward looking statements in this release including, without limitation, statements relating to the Company’s plans, strategies, objectives, expectations, intentions, and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.
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